EXHIBIT 23(a)

CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-94659, 033-80180, 333-64428, 033-61355,
333-31143, 333-31141, and 333-02261) of 21st Century Insurance Group of our report dated February 14, 2003, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.




/s/ PricewaterhouseCoopers LLP
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Los Angeles, California
March 18, 2003